UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022 (May 24, 2022)

COVETRUS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38794	83-1448706
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7 Custom House Street

Portland, ME 04101

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 280-2221

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CVET	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On May 24, 2022, Covetrus, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Corgi Bidco, Inc., a Delaware corporation (“Parent”), and Corgi Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), providing for the acquisition of the Company by Parent. Parent and Merger Sub are subsidiaries of investment funds managed by Clayton Dubilier & Rice, LLC (“CD&R”) and TPG Global, LLC (“TPG”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

The Merger Agreement provides that, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a direct wholly owned subsidiary of Parent (the “Surviving Corporation”).

A transaction committee (the “Transaction Committee”) of the board of directors of the Company (the “Board”), consisting solely of non-management independent members of the Board not affiliated with Parent, among other things, unanimously recommended that the Board approve and declare advisable the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and the Board, acting on the Transaction Committee’s recommendation approved and declared advisable the Merger Agreement, and the transactions contemplated thereby, including the Merger, and recommended that the stockholders of the Company vote to adopt and approve the Merger Agreement.

Merger Consideration

Pursuant to the Merger Agreement, each share of common stock, par value $0.01 per share, of the Company (collectively, the “Shares”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than (i) Shares owned by Parent or Merger Sub or any of their respective subsidiaries (including the Shares to be transferred by CD&R VFC Holdings, L.P., a Cayman Islands exempted limited partnership and an affiliate of CD&R (“CD&R Holdings”), to Parent immediately prior to the Effective Time), (ii) Shares owned by the Company as treasury stock, and (iii) Shares that are owned by the stockholders of the Company who will not have voted in favor of the adoption of the Merger Agreement and will have properly exercised appraisal rights in respect of such Shares in accordance with Section 262 of the Delaware General Corporation Law) will be converted into the right to receive $21.00 per Share in cash, without interest thereon (the “Merger Consideration”).

Treatment of Equity Awards

At the Effective Time each outstanding equity award will be treated as follows:

•

Each outstanding option to purchase Shares (other than the rights to purchase Shares under the Company’s Employee Stock Purchase Plan (the “ESPP”)) (a “Company Option”) that was granted under the 2019 Omnibus Incentive Compensation Plan (collectively, the “Company Stock Plans”), whether vested or unvested, (i) if the per Share exercise price of such Company Option is equal to or greater than the Merger Consideration, such Company Option will terminate and be cancelled as of immediately prior to the Effective Time, without any consideration being payable in respect thereof, and have no further force or effect and (ii) if the per Share exercise price of such Company Option is less than the Merger Consideration, such Company Option will become fully vested (to the extent unvested or to the extent such Company Option would not otherwise vest) and will terminate and be automatically cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment in the amount equal to (x) the number of Shares underlying the Company Option immediately prior to the Effective Time, multiplied by (y) an amount equal to the Merger Consideration minus the applicable exercise price.

•

Each outstanding restricted stock unit that is subject to timed-based vesting conditions (a “Restricted Stock Unit”) that was granted under the Company Stock Plans that is outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, will fully vest (to the extent unvested or to the extent such Restricted Stock Unit would not otherwise vest) and will terminate and be automatically cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment in the amount equal to (i) the number of Shares underlying such Restricted Stock Unit, multiplied by (ii) the Merger Consideration.

•

Each outstanding performance restricted stock unit that is subject to performance-based vesting conditions (each, a “Performance Restricted Stock Unit”) that was granted under the Company Stock Plans that is outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, will become fully vested (to the extent unvested or to the extent such Performance Restricted Stock Unit would not otherwise vest) and will terminate and be automatically cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment in an amount equal to the number of Shares subject to such Performance Restricted Stock Unit that would vest based on the target level of achievement (provided that in no event will such number of Shares exceed 990,000), multiplied by (ii) the Merger Consideration.

•

Each Share subject to vesting, repurchase or other lapse restriction (the “Company Restricted Stock”) outstanding immediately prior to the Effective Time will fully vest (to the extent such Company Restricted Stock would not otherwise vest) and be cancelled and converted automatically into the right to receive the Merger Consideration and be treated in the same manner as all other Shares for such purposes.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the Company with respect to, among other things, (i) entity organization, good standing and qualifications, (ii) capital structure, (iii) authorization to enter into the Merger Agreement, (iv) consents and approvals, (v) financial statements, (vi) absence of changes, (vii) litigation, (viii) undisclosed liabilities, (ix) employee benefits, (x) labor matters, (xi) compliance with laws and licenses, (xii) material contracts, (xiii) takeover statutes, (xiv) environmental matters, (xv) taxes, (xvi) intellectual property, (xvii) insurance, (xviii) financial advisor opinion, (xix) brokers, (xx) affiliate transactions, (xxi) health care and FDA regulatory matters, and (xxii) real property. The Merger Agreement also contains customary representations and warranties of Parent with respect to, among other things, (i) entity organization, good standing and qualification, (ii) ownership, (iii) authorization to enter into the Merger Agreement, (iv) consents and approvals, (v) litigation, (vi) brokers, (vii) financial ability, and (viii) solvency. The representations and warranties of the parties contained in the Merger Agreement will terminate and be of no further force and effect as of the closing of the transactions contemplated by the Merger Agreement. The representations and warranties made by the Company and Parent are qualified by disclosures made in disclosure schedules and, in the case of the Company only, its Securities and Exchange Commission (“SEC”) filings.

Covenants

The Merger Agreement also contains customary covenants and agreements, including, among others, covenants and agreements relating to (i) the conduct of the Company’s business between the date of the signing of the Merger Agreement and the closing of the transactions contemplated under the Merger Agreement, (ii) restrictions on the Company’s participation in any discussions or negotiations with any person making any proposal for an alternative transaction, and the requirement that the board of directors of the Company (the “Board”) recommend to its stockholders that they approve the transaction contemplated by the Merger Agreement, in each case subject to certain exceptions and provided that the Board may change its recommendation in certain circumstances specified in the Merger Agreement in response to an unsolicited proposal for an alternative transaction or following an intervening event, (iii) the preparation and filing of a proxy statement on Schedule 14A in preliminary form relating to the meeting of the Company’s stockholders for purposes of approval of the Merger Agreement and the Merger and other transactions contemplated therein and covenants regarding the holding of such stockholders’ meeting, and filing of a

Rule 13e-3 Transaction Statement on Schedule 13e-3 relating to the transactions contemplated by the Merger Agreement, (iv) the Company and Parent’s efforts to obtain approvals from governmental agencies, (v) the protection of, and access to, confidential information of the parties, (vi) employee benefits to be provided to continuing employees after the Effective Time, (vii) payment of expenses and certain taxes, (viii) indemnification and directors’ and officers’ insurance, (ix) certain litigation matters and (x) cooperation in connection with Parent’s debt financing for the transaction contemplated by the Merger Agreement.

Conditions to Closing

The parties’ obligations to consummate the Merger are subject to the satisfaction or waiver of customary conditions set forth in the Merger Agreement, including, among others: (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding Shares, (ii) the expiration of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain consents and approvals from governmental entities, (iii) the absence of any law or governmental order prohibiting the Merger, (iv) no Company Material Adverse Effect having occurred since the signing of the Merger Agreement and (v) certain other customary conditions relating to the parties’ representations and warranties in the Merger Agreement and the performance of their respective obligations.

Termination

The Merger Agreement contains certain customary termination rights for the Company and Parent, including (i) the right of the Company to terminate the Merger Agreement to enter into an Alternative Acquisition Agreement, subject to specified limitations, and (ii) the right of Parent to terminate the Merger Agreement if the Board changes its recommendation to the Company stockholders as described in the Merger Agreement or the Company enters into, or publicly announces its intention to enter into, an Alternative Acquisition Agreement. In addition to the foregoing termination rights and certain other termination right set forth in the Merger Agreement, and subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by November 24, 2022 (the “Termination Date”); provided, that if as of the Termination Date (x) all of the closing conditions, other than any of the conditions related to antitrust and obtaining governmental consents, are satisfied or waived, or are capable of being satisfied at such time, or (y) all closing conditions are satisfied but the Termination Date would occur before three business days following the end of the Marketing Period, in each such case, the Termination Date shall automatically be extended for a period of three months. The Company additionally has the ability to terminate the Merger Agreement if all of Parent and Merger Sub’s conditions to closing have been satisfied or waived, Parent fails to consummate the Merger on the date on which the Closing should have occurred, the Company has irrevocably confirmed in writing to Parent that all conditions to closing have been satisfied or waived and Company is prepared to consummate the Closing on the date of such written notice and throughout the immediately subsequent three business day period and Parent fails to consummate the Merger within three business days following receipt of such written notice.

Upon termination of the Merger Agreement under specified circumstances, including if (i) Parent terminates the Merger Agreement because the Board has changed its recommendation that the Company’s stockholders vote in favor of the Merger or (ii) the Company terminates the Merger Agreement to enter into an alternative acquisition agreement with respect to a Superior Proposal, the Company will be required to pay, within two business days after such termination in the case of a termination pursuant to a change in recommendation or concurrently with respect to such termination pursuant to clause (ii), a termination fee of $88,315,000 (the “Company Termination Fee”). In certain specific circumstances where the Merger Agreement is terminated and the Company consummates a transaction the proposal of which would have constituted an Acquisition Proposal if made prior to the termination of the Merger Agreement or enters into a definitive agreement for any transaction the proposal of which would have constituted an Acquisition Proposal if made prior to the termination of the Merger Agreement (which transaction is subsequently consummated), then the Company will be required to pay the Company Termination Fee to Parent concurrently upon the entry into definitive agreements for, or consummation of, thereof, whichever is earlier.

Parent will be required to pay or cause to be paid to the Company a termination fee of $197,950,000, if the Merger Agreement is terminated under specified circumstances, including if the Company terminates the Merger Agreement (i) because of a failure of Parent to consummate the Merger when required to or (ii) because of Parent’s uncured breach of the Merger Agreement.

Limited Guarantee

Concurrently with the execution of the Merger Agreement, each of Clayton, Dubilier & Rice Fund XI, L.P. (an affiliate of CD&R Holdings and CD&R Investment Associates IX, Ltd.), TPG Partners VIII, L.P. and TPG Healthcare Partners, L.P. (the “Guarantors”) entered into a limited guarantee (the “Limited Guarantees”) with the Company, pursuant to which the Guarantors have each provided a limited guarantee with respect to the payment of their pro rata portion of the termination fee payable by Parent, as well as certain reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, in each case subject to the terms of the Merger Agreement and of such Limited Guarantee.

Financing Letters

Concurrently with the execution of the Merger Agreement, each of the Guarantors entered into an equity commitment letter (the “Equity Commitment Letter”) with Parent, pursuant to which the Guarantors agreed to provide an equity commitment to Parent in an aggregate amount of $1.604 billion.

Concurrently with the execution of the Merger Agreement, Parent directly or indirectly obtained from Deutsche Bank AG New York Branch, UBS AG, Stamford Branch, Bank of Montreal and Mizuho Bank Ltd. (collectively, the “Debt Financing Sources”) debt financing commitments for loans in an aggregate principal amount of up to $1.950 billion, comprised of up to $1,525.0 million of first lien term loans and up to $425.0 million of second lien term loans, to fund Parent’s payment obligations in respect of the transactions contemplated by the Merger Agreement and pay related fees and expenses. In addition, Parent has obtained commitments from the Debt Financing Sources for a $300.0 million first lien secured cash flow-based revolving credit facility.

The funding of such debt and equity commitments is subject to the satisfaction of customary closing conditions.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete, and is subject to and is qualified in its entirety by the terms and conditions of the Merger Agreement and any related agreements. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

Support and Rollover Agreement

Concurrently with the execution of the Merger Agreement and as a condition and inducement to Parent and the Company’s willingness to enter into the Merger Agreement, the Company, CD&R Holdings and Parent entered into a Support and Rollover Agreement (the “Support and Rollover Agreement”) with respect to Shares owned of record or beneficially by CD&R Holdings (collectively, the “Owned Shares”).

CD&R Holdings and CD&R Investment Associates IX, Ltd. collectively holds approximately 24.15% of the outstanding shares of Common Stock and have agreed to vote all of their shares of Common Stock:

•

in favor of the Merger, the adoption of the Merger Agreement, each of the other actions contemplated by the Merger Agreement or necessary or desirable in furtherance of the Merger and the other transactions contemplated by the Merger Agreement; and

•	against any action or agreement that could reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled.

In the event the board of directors of Company (acting upon the recommendation of its transaction committee) or the transaction committee has made a change of recommendation against the Merger and the adoption of the Merger Agreement, CD&R Holdings may vote its shares with respect to the above matters in any manner it chooses.

CD&R Holdings also agreed to transfer, directly or indirectly, the Owned Shares, which otherwise would be converted into the right to receive the Merger Consideration in cash to Parent (or its parent company) on the Closing Date in exchange for a number of newly issued equity interests of Parent (or its parent company).

In addition, CD&R Holdings agreed to not take certain actions, including not (i) tendering any Owned Shares into any tender or exchange offer, (ii) transferring any Owned Shares, (iii) granting any proxies or powers of attorney or (iv) taking any action that would make any representation or warranty of CD&R Holdings contained in the Support and Rollover Agreement untrue or incorrect in any material respect or have the effect of preventing or disabling CD&R Holdings from performing its obligations under the Support and Rollover Agreement in any material respect.

The Support and Rollover Agreement will terminate upon the earliest to occur of the Effective Time and the valid termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Support and Rollover Agreement does not purport to be complete and is subject to, and is qualified in its entirety by the terms and conditions of the Support and Rollover Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 hereto and is incorporated by reference herein, and the foregoing description of the Support and Rollover Agreement is qualified in its entirety by reference thereto.

Forward-Looking Statements

This communication contains forward-looking statements, including statement regarding the effects of the proposed acquisition of the Company by funds affiliated with CD&R and TPG. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should,” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Such statements are based on a number of assumptions about future events and are subject to numerous risks and uncertainties, and actual results could differ materially from those anticipated due to a number of factors including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; risks related to disruption of management’s attention from our ongoing business operations due to the proposed merger; the effect of the announcement of the proposed merger on our relationships with our customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; the potential for political, social, or economic unrest, terrorism, hostilities or war, including war between Russia and Ukraine and the potential impact of financial and economic sanctions on the regional and global economy; the impact of inflationary effects on the company, the effect of health epidemics, including the COVID-19 pandemic, on our business and the success of any measures we have taken or may take in the future in response thereto, including compliance with prolonged measures to contain the spread of COVID-19 which may impact our ability to continue operations at our distribution centers and pharmacies; the ability to achieve performance targets, including managing our growth effectively; the ability to launch new products; the ability to successfully integrate acquisitions, operations and employees; the ability to continue to execute on our strategic plan; the ability to attract and retain key personnel; the ability to manage relationships with our supplier and distributor network, including negotiating acceptable pricing and other terms with these partners; the ability to attract and retain customers in a price sensitive environment; the ability to maintain quality standards in our technology product offerings as well as associated customer service interactions to minimize loss of existing customers and attract new customers; access to financial markets along with changes in interest rates and foreign currency exchange rates; changes in the legislative landscape in which we operate, including potential corporate tax reform, and our ability to adapt to those changes as well as adaptation by the third-parties we are dependent upon for supply and distribution; the impact of litigation; the impact of accounting pronouncements, seasonality of our business, leases, expenses, interest expense, and debt; sufficiency of cash and access to liquidity; cybersecurity risks, including risk associated with our dependence on third party service providers as a large portion of our workforce is working from home; and those additional risks discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed on February 28, 2022. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

Additional Information and Where to Find It

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed merger, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”), and the Company and affiliates of CD&R intend to jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed merger. SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE BUSINESS TO BE CONDUCTED AT THE SPECIAL MEETING. All such documents, when filed, may be obtained free of charge at the SEC’s website (http://www.sec.gov). These documents, once available, and the Company’s other filings with the SEC also will be available free of charge on the Company’s website at https://ir.covetrus.com/investors/sec-filings.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on April 1, 2022 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 28, 2022. To the extent that such individual’s holdings of the Company’s common stock have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the identity of the potential participants, and their direct or indirect interests in the proposed merger, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with SEC in connection with the proposed merger. Free copies of these materials may be obtained as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

2.1*	Agreement and Plan of Merger, dated as of May 24, 2022, by and among Covetrus, Inc., Corgi Bidco, Inc. and Corgi Merger Sub, Inc.

10.1	Support and Rollover Agreement, dated as of May 24, 2022, by and among Covetrus, Inc., CD&R VFC Holdings, L.P and Corgi Bidco, Inc.

99.1	Press Release dated May 25, 2022.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

*

Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 25, 2022	COVETRUS, INC.

	By:	/s/ Margaret B. Pritchard
Margaret B. Pritchard
Interim General Counsel & Corporate Secretary